UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 4, 2006

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On October 4, 2006, Karen M. Rogge notified Seagate Technology (the “Company”) of her intention to resign as Vice President, Finance, Treasurer and Principal Accounting Officer, which became effective October 10, 2006. She will continue to be employed by the Company to provide transitional support through November 1, 2006.

(c) On October 10, 2006, Patrick J. O’Malley, who has been serving as a Senior Vice President, Finance, was appointed Senior Vice President, Finance, Principal Accounting Officer and Treasurer of the Company. Mr. O’Malley joined Seagate’s finance organization as a Finance Manager in March 1988, reaching the position of Senior Vice President, Finance in November 1999. From January 2004 to October 2005, Mr. O’Malley undertook the role of Senior Vice President, Consumer Electronics in the sales and marketing organization. In October 2005, Mr. O’Malley returned to the finance organization as Senior Vice President, Finance, and has been responsible for supporting the market facing business units in the sales and marketing organization in all finance matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY

Date: October 11, 2006	By:	/s/ WILLIAM L. HUDSON
	Name:	William L. Hudson
	Title:	Executive Vice President, General Counsel and Secretary